Exhibit 99.1

FOR IMMEDIATE RELEASE

August 21, 2018

Strategic Storage Growth Trust, Inc. Reports 2018 Second Quarter Results

LADERA RANCH, CA – August 21, 2018 – Strategic Storage Growth Trust, Inc. (“SSGT”) announced continued growth in total revenues and net operating income (“NOI”), as well as same-store results, including revenues, NOI and annualized revenue per occupied square foot, as part of its overall operating results for the three and six months ended June 30, 2018.

“We continue to experience solid growth in SSGT’s portfolio, both in our same-store results and in our more recent lease-up acquisitions and completed developments,” said H. Michael Schwartz, chairman and chief executive officer of SSGT. “We strive to acquire properties with the best growth characteristics in order to maximize shareholder value.  We are particularly pleased with the occupancy gains we have achieved at the properties we acquired during 2018 and believe they will provide good value for our shareholders over the long term.”

Second Quarter 2018 Highlights

•	Increased total revenue by approximately $1.7 million, or 57%, when compared to the same period in 2017.
•	Increased same-store revenues and NOI by 7.8% and 6.2%, respectively, compared to the same period in 2017.
•	Increased same-store annualized revenue per occupied square foot by approximately 14%, when compared to the same period in 2017 from $12.14 to $13.84.

Six Months Ended June 30, 2018 Highlights

•	Increased total revenue by approximately $3.4 million, or 59%, when compared to the same period in 2017.
•	Increased same-store revenues and NOI by 8.9% and 13.0%, respectively, compared to the same period in 2017.
•	Increased same-store annualized revenue per occupied square foot by approximately 14%, when compared to the same period in 2017 from $12.05 to $13.75.
•	Increased modified funds from operations by approximately $0.6 million, or 56%, when compared to the same period in 2017.
•	Increased cash flows from operations by approximately $0.8 million, or 157%, when compared to the same period in 2017.

Second Quarter 2018 Acquisitions and Completed Developments

McKinney, Texas

On May 1, 2018, SSGT closed on an existing self storage facility in McKinney, Texas for a purchase price of $10.4 million, plus closing costs and acquisition fees.

Stoney Creek, Ontario Canada

On May 31, 2018, SSGT completed development and opened a newly constructed self storage facility in Stoney Creek, Ontario Canada.

Occupancy Statistics for our 2018 Acquisitions and Completed Developments

Below is occupancy information for our 2018 acquisitions and development properties opened during 2018 as of each property’s acquisition or opening date and as of June 30, 2018.

Property	Acquisition Date / Opening Date	Initial Occupancy	Occupancy at June 30, 2018
Pembroke Pines – FL	02/01/18	0%	28%
Riverview – FL	02/21/18	0%	44%
Eastlake – CA	03/09/18	0%	23%
Asheville I – NC	03/22/18	0%	15%
McKinney – TX	05/01/18	78%	89%
Stoney Creek – ONT, CAN	05/31/18	0%	6%

Potential Acquisitions

Gilbert, Arizona

On April 5, 2017, one of SSGT’s subsidiaries executed a purchase and sale agreement with an unaffiliated third party for the acquisition of property that is being developed into a self storage facility located in Gilbert, Arizona (the “Riggs Road Property”). The purchase price for the Riggs Road Property is $10.0 million, plus closing costs and acquisition fees. SSGT expects the acquisition of the Riggs Road Property to close in the first half of 2019 after construction is complete on the self storage facility and a certificate of occupancy has been issued. SSGT expects to fund such acquisition through the issuance of additional debt. If SSGT fails to acquire the Riggs Road Property, in addition to the incurred acquisition costs, SSGT may also forfeit earnest money of $1.0 million as a result.

On November 9, 2017, one of SSGT’s subsidiaries made a preferred equity investment of approximately $1.25 million in the entity that is developing the Riggs Road Property. On July 12, 2018, affiliates of the entity developing the Riggs Road Property repurchased SSGT’s preferred equity investment from SSGT, returning SSGT’s initial capital, plus the accrued preferred return of 12%.

Las Vegas, Nevada

On May 9, 2017, one of SSGT’s subsidiaries entered into an assignment with a subsidiary of SSGT’s sponsor in which the subsidiary of SSGT’s sponsor assigned SSGT a purchase and sale agreement with an unaffiliated third party for the acquisition of property that is being developed into a self storage facility located in Las Vegas, Nevada (the “Deer Springs Property”). The purchase price for the Deer Springs Property is approximately $9.2 million, plus closing costs and acquisition fees. SSGT expects the acquisition of the Deer Springs Property to close in the third quarter or fourth quarter of 2018 after construction is complete on the self storage facility and a certificate of occupancy has been issued. SSGT expects to fund such acquisition through a drawdown on SSGT’s Amended KeyBank Facility and/or future credit facilities. If SSGT fails to acquire the Deer Springs Property, in addition to the incurred acquisition costs, SSGT may also forfeit earnest money of $0.5 million as a result.

Quarterly Distribution

On April 19, 2018, SSGT’s board of directors declared a distribution rate for the third quarter of 2018 of approximately $0.0013698630 per day per share on the outstanding shares of common stock, payable to both Class A and Class T stockholders of record of such shares as shown on SSGT’s books at the close of business on each day during the period, commencing on July 1, 2018 and continuing on each day thereafter through and including September 30, 2018. Such distributions payable to each stockholder of record during a month will be paid the following month.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	June 30, 2018 (Unaudited)	December 31, 2017
ASSETS
Real estate facilities:
Land	$49,243,040	$40,955,234
Buildings	177,577,078	125,878,582
Site improvements	12,206,834	9,527,049
	239,026,952	176,360,865
Accumulated depreciation	(9,968,170)	(7,052,779)
	229,058,782	169,308,086
Construction in process	3,193,765	10,753,238
Real estate facilities, net	232,252,547	180,061,324
Cash and cash equivalents	3,138,521	52,720,171
Other assets, net	4,808,380	5,825,906
Debt issuance costs, net	231,949	465,378
Intangible assets, net	788,275	856,979
Total assets	$241,219,672	$239,929,758
LIABILITIES AND EQUITY
Secured debt, net	$12,495,015	$5,594,779
Accounts payable and accrued liabilities	4,499,990	3,800,992
Due to affiliates	2,981,554	3,406,088
Distributions payable	813,643	833,488
Total liabilities	20,790,202	13,635,347
Commitments and contingencies
Redeemable common stock	7,045,646	5,679,485
Equity:
Strategic Storage Growth Trust, Inc. equity:
Preferred Stock, $0.001 par value; 200,000,000 shares authorized; none issued and outstanding at June 30, 2018 and December 31, 2017	—	—
Class A Common stock, $0.001 par value; 350,000,000 shares authorized; 19,103,986 and 18,942,639 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	19,104	18,943
Class T Common stock, $0.001 par value; 350,000,000 shares authorized; 7,598,165 and 7,566,333 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	7,598	7,567
Additional paid-in capital	247,559,502	247,552,584
Distributions	(15,543,454)	(10,655,612)
Accumulated deficit	(18,425,234)	(16,607,616)
Accumulated other comprehensive income (loss)	(155,544)	371,923
Total Strategic Storage Growth Trust, Inc. equity	213,461,972	220,687,789
Noncontrolling interests in our Operating Partnership	(78,148)	(72,863)
Total equity	213,383,824	220,614,926
Total liabilities and equity	$241,219,672	$239,929,758

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenues:
Self storage rental revenue	$4,642,910	$3,024,621	$8,885,974	$5,711,108
Ancillary operating revenue	144,496	23,760	258,860	41,704
Total revenues	4,787,406	3,048,381	9,144,834	5,752,812
Operating expenses:
Property operating expenses	2,229,347	1,338,707	3,970,365	2,488,203
Property operating expenses – affiliates	635,632	360,456	1,191,329	659,783
General and administrative	1,008,570	597,542	1,765,108	1,178,676
Depreciation	1,608,668	854,560	2,954,196	1,533,665
Intangible amortization expense	252,991	245,843	463,704	444,431
Acquisition expenses – affiliates	26,774	463,469	139,354	1,072,488
Other property acquisition expenses	2,565	237,100	91,274	339,906
Total operating expenses	5,764,547	4,097,677	10,575,330	7,717,152
Operating loss	(977,141)	(1,049,296)	(1,430,496)	(1,964,340)
Other income (expense):
Interest expense	(39,500)	(24,055)	(80,929)	(39,155)
Interest expense – debt issuance costs	(152,541)	(178,558)	(293,253)	(326,797)
Other	(26,421)	123,859	(14,238)	110,650
Net loss	(1,195,603)	(1,128,050)	(1,818,916)	(2,219,642)
Net loss attributable to the noncontrolling interests in our Operating Partnership	829	1,081	1,298	2,476
Net loss attributable to Strategic Storage Growth Trust, Inc. common stockholders	$(1,194,774)	$(1,126,969)	$(1,817,618)	$(2,217,166)
Net loss per Class A share—basic and diluted	$(0.04)	$(0.04)	$(0.07)	$(0.11)
Net loss per Class T share—basic and diluted	$(0.04)	$(0.04)	$(0.07)	$(0.11)
Weighted average Class A shares outstanding—basic and diluted	19,051,633	18,486,387	19,015,577	14,753,319
Weighted average Class T shares outstanding—basic and diluted	7,592,058	7,368,963	7,586,693	5,171,021

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF FUNDS FROM OPERATIONS

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	June 30, 2017	June 30, 2018	June 30, 2017
Net loss (attributable to common stockholders)	$(1,194,774)	$(1,126,969)	$(1,817,618)	$(2,217,166)
Add:
Depreciation	1,587,920	844,234	2,915,391	1,513,838
Amortization of intangible assets	252,991	245,843	463,704	444,431
Deduct:
Adjustment for noncontrolling interests	(1,357)	(885)	(2,520)	(2,096)
FFO (attributable to common stockholders)	644,780	(37,777)	1,558,957	(260,993)
Other Adjustments:
Acquisition expenses(1)	29,339	700,569	230,628	1,412,394
Foreign currency translation gain/loss	(116)	-	(116)	-
Adjustment for noncontrolling interests	(22)	(561)	(174)	(1,521)
MFFO (attributable to common stockholders)	$673,981	$662,231	$1,789,295	$1,149,880

SSGT’s results of operations for the three and six months ended June 30, 2018 as compared to the three and six months ended June 30, 2017 have been impacted by a favorable increase in same-store net operating income results of approximately $0.1 million and $0.4 million, respectively, and an increase in other operating income of approximately $0.5 million and $1.3 million, respectively, mostly offset by increased asset management fees and general and administrative expenses associated with the related new facilities.

(1)

In evaluating investments in real estate, SSGT differentiates the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-traded REITs that have generally completed their acquisition activity and have other similar operating characteristics. By excluding any expensed acquisition related expenses, SSGT believes MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of SSGT’s properties. Acquisition fees and expenses include payments to SSGT’s advisor and third parties. Acquisition related expenses that do not meet SSGT’s capitalization criteria under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by SSGT, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

Non-cash Items Included in Net Loss:

Provided below is additional information related to selected non-cash items included in net loss above, which may be helpful in assessing SSGT’s operating results:

•

Debt issuance costs of approximately $153,000 and $179,000, respectively, were recognized for the three months ended June 30, 2018 and 2017. Debt issuance costs of approximately $293,000 and $327,000, respectively, were recognized for the six months ended June 30, 2018 and 2017.

STRATEGIC STORAGE GROWTH TRUST, INC. AND SUBSIDIARIES

NON-GAAP MEASURE – COMPUTATION OF SAME-STORE OPERATING RESULTS

(Unaudited)

The following table sets forth operating data for SSGT’s same-store facilities (those properties included in the consolidated results of operations since April 1, 2017, excluding three lease-up and three development properties SSGT owned as of April 1, 2017) for the three months ended June 30, 2018 and 2017. SSGT considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Revenue(1)	$2,796,758	$2,593,763	7.8%	$1,990,648	$454,618	N/M	$4,787,406	$3,048,381	57.0%
Property operating expenses(2)	1,199,238	1,089,270	10.1%	1,355,695	446,151	N/M	2,554,933	1,535,421	66.4%
Property operating income	$1,597,520	$1,504,493	6.2%	$634,953	$8,467	N/M	$2,232,473	$1,512,960	47.6%
Number of facilities	13	13		15	9		28	22
Rentable square feet(3)	979,900	979,900		1,141,800	682,800		2,121,700	1,662,700
Average physical occupancy(4)(6)	89.0%	93.6%		N/M	N/M		72.4%	83.2%
Annualized revenue per occupied square foot(5)	$13.84	$12.14		N/M	N/M		$14.16	$11.00

N/M Not meaningful

(1)	Revenue includes rental revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.

(3)

Of the total rentable square feet, parking represented approximately 154,000 as of June 30, 2018 and 2017, respectively. On a same-store basis, for the same periods, parking represented approximately 106,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate.

(5)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SSGT have excluded the realized revenue and occupied square feet related to parking herein for the purpose of calculating annualized rent per occupied square foot.

(6)

Decrease in total average physical occupancy for the quarter ended June 30, 2018 as compared to June 30, 2017 is partially as a result of SSGT’s acquisition of four lease-up properties subsequent to June 30, 2017.

SSGT’s increase in same-store revenue of approximately $0.2 million was the result of increased revenue per occupied square foot of approximately 14%, net of decreased average physical occupancy of approximately 5%, for the three months ended June 30, 2018 compared to the three months ended June 30, 2017. Contributing to the increase in revenue was approximately $0.1 million of tenant insurance related revenue, of which SSGT had none in the three months ended June 30, 2017.

The following table presents a reconciliation of net loss, as presented on SSGT’s consolidated statements of operations, to net operating income for the periods indicated:

	For the Three Months Ended June 30,
	2018	2017
Net loss	$(1,195,603)	$(1,128,050)
Adjusted to exclude:
Asset management fees (1)	310,046	163,742
General and administrative	1,008,570	597,542
Depreciation	1,608,668	854,560
Intangible amortization expense	252,991	245,843
Acquisition expenses - affiliates	26,774	463,469
Other property acquisition expenses	2,565	237,100
Interest expense	39,500	24,055
Interest expense - debt issuance costs	152,541	178,558
Other	26,421	(123,859)
Property operating income	$2,232,473	$1,512,960

(1)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

The following table sets forth operating data for SSGT’s same-store facilities (those properties included in the consolidated results of operations since January 1, 2017, excluding one lease-up property and three development properties SSGT owned as of January 1, 2017) for the six months ended June 30, 2018 and 2017. SSGT considers the following data to be meaningful as this allows for the comparison of results without the effects of acquisition or development activity.

	Same-Store Facilities			Non Same-Store Facilities			Total
	2018	2017	% Change	2018	2017	% Change	2018	2017	% Change
Revenue(1)	$5,536,946	$5,082,854	8.9%	$3,607,888	$669,958	N/M	$9,144,834	$5,752,812	59.0%
Property operating expenses(2)	2,261,062	2,183,357	3.6%	2,330,410	669,426	N/M	4,591,472	2,852,783	60.9%
Property operating income	$3,275,884	$2,899,497	13.0%	$1,277,478	$532	N/M	$4,553,362	$2,900,029	57.0%
Number of facilities	13	13		15	9		28	22
Rentable square feet(3)	979,900	979,900		1,141,800	682,800		2,121,700	1,662,700
Average physical occupancy(4)(6)	88.5%	92.5%		N/M	N/M		71.2%(6)	81.7%
Annualized revenue per occupied square foot(5)	$13.75	$12.05		N/M	N/M		$14.24	$10.95

N/M	Not meaningful
(1)	Revenue includes rental revenue, ancillary revenue, and administrative and late fees.
(2)

Property operating expenses excludes corporate general and administrative expenses, asset management fees, interest expense, depreciation, amortization expense and acquisition expenses, but includes property management fees.

(3)

Of the total rentable square feet, parking represented approximately 154,000 as of June 30, 2018 and 2017, respectively. On a same-store basis, for the same periods, parking represented approximately 106,000 square feet.

(4)

Determined by dividing the sum of the month-end occupied square feet for the applicable group of facilities for each applicable period by the sum of their month-end rentable square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate.

(5)

Determined by dividing the aggregate realized revenue for each applicable period by the aggregate of the month-end occupied square feet for the period. Properties are included in the respective calculations in their first full month of operations, as appropriate. SSGT has excluded the realized revenue and occupied square feet related to parking herein for the purpose of calculating annualized revenue per occupied square foot.

(6)

Decrease in total average physical occupancy for the six months ended June 30, 2018 as compared to June 30, 2017 is primarily a result of SSGT’s acquisition of four lease-up properties subsequent to June 30, 2017.

SSGT’s increase in same-store revenue of approximately $0.5 million was the result of increased revenue per occupied square foot of approximately 14%, net of decreased average physical occupancy of approximately 4%, for the six months ended June 30, 2018 compared to the six months ended June 30, 2017. Additionally, contributing to the increase in revenue was approximately $0.2 million of tenant insurance related revenue, of which SSGT had none in the six months ended June 30, 2017.

The following table presents a reconciliation of net loss, as presented on SSGT’s consolidated statements of operations, to net operating income for the periods indicated:

	For the Six Months Ended June 30,
	2018	2017
Net Loss	$(1,818,916)	$(2,219,642)
Adjusted to exclude:
Asset management fees (1)	570,222	295,203
General and administrative	1,765,108	1,178,676
Depreciation	2,954,196	1,533,665
Intangible amortization expense	463,704	444,431
Acquisition expenses - affiliates	139,354	1,072,488
Other property acquisition expenses	91,274	339,906
Interest expense	80,929	39,155
Interest expense - debt issuance costs	293,253	326,797
Other	14,238	(110,650)
Property operating income	$4,553,362	$2,900,029
(1)	Asset management fees are included in Property operating expenses – affiliates in the consolidated statements of operations.

ADDITIONAL INFORMATION REGARDING NOI, FFO, and MFFO

Net Operating Income (“NOI”)

NOI is a non-GAAP measure that SSGT defines as net income (loss), computed in accordance with GAAP, generated from properties before corporate general and administrative expenses, costs incurred in connection with the property management change, asset management fees, interest expense, depreciation, amortization, acquisition expenses and other non-property related expenses. SSGT believes that NOI (also referred to as property operating income) is useful for investors as it provides a measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the ongoing operation of the properties. Additionally, SSGT believes that NOI is a widely accepted measure of comparative operating performance in the real estate community. However, SSGT’s use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Funds from Operations (“FFO”) and Modified Funds from Operations (“MFFO”)

Due to certain unique operating characteristics of real estate companies, the National Association of Real Estate Investment Trusts, or NAREIT, an industry trade group, has promulgated a measure known as funds from operations, or FFO, which SSGT believes to be an appropriate supplemental measure to reflect the operating performance of a REIT. The use of FFO is recommended by the REIT industry as a supplemental performance measure. FFO is not equivalent to SSGT’s net income (loss) as determined under GAAP.

SSGT defines FFO, a non-GAAP measure, consistent with the standards established by the White Paper on FFO approved by the Board of Governors of NAREIT, as revised in February 2004, or the White Paper. The White Paper defines FFO as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of property and asset impairment write downs, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. SSGT’s FFO calculation complies with NAREIT’s policy described above.

The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, which implies that the value of real estate assets diminishes predictably over time. Diminution in value may occur if such assets are not adequately maintained or repaired and renovated as required by relevant circumstances or other measures necessary to maintain the assets are not undertaken. However, SSGT believes that, since real estate values historically rise and fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation may be less informative. In addition, in the determination of FFO, SSGT believes it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations and assessments regarding general market conditions which can change over time. An asset will only be evaluated for impairment if certain impairment indications exist and if the carrying value, or book value, exceeds the total estimated undiscounted future cash flows (including net rental revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) from such asset. Testing for impairment is a continuous process and is analyzed on a quarterly basis. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of FFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and that SSGT intends to have a relatively limited term of its operations; it could be difficult to recover any impairment charges through the eventual sale of the property. To date, SSGT has not recognized any impairments.

Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, SSGT believes that the use of FFO, which excludes the impact of real estate related depreciation and amortization and impairments, assists in providing a more complete understanding of its performance to investors and to its management, and when compared year over year, reflects the impact on SSGT’s operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income (loss).

However, FFO or modified funds from operations (“MFFO”), discussed below, should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income (loss) or in its applicability in evaluating SSGT’s operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be considered a more relevant measure of operational performance and is, therefore, given more prominence than the non-GAAP FFO and MFFO measures and the adjustments to GAAP in calculating FFO and MFFO.

Changes in the accounting and reporting rules under GAAP that were put into effect and other changes to GAAP accounting for real estate subsequent to the establishment of NAREIT’s definition of FFO have prompted an increase in cash-settled expenses, specifically acquisition fees and expenses. Prior to January 1, 2018, when SSGT adopted new accounting guidance, such costs were entirely expensed as operating expenses under GAAP. Subsequent to January 1, 2018, certain of such costs continue to be expensed, albeit to a much lesser extent. SSGT believes these fees and expenses do not affect its overall long-term operating performance. Publicly registered, non-traded REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. The purchase of properties, and the corresponding expenditures associated with that process, is a key feature of SSGT’s business plan in order to generate operational income and cash flow in order to make distributions to investors. While other start-up entities may also experience significant acquisition activity during their initial years, SSGT believes that publicly registered, non-traded REITs are unique in that they typically have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases. As disclosed in the prospectus for SSGT’s offering, SSGT has used the proceeds raised in its offering, including under its distribution reinvestment plan, to acquire properties and SSGT expects to begin the process of achieving a liquidity event (i.e., listing of its shares of common stock on a national securities exchange, a merger or sale, the sale of all or substantially all of its assets, or another similar transaction) within three to five years after the completion of its offering, which is generally comparable to other publicly registered, non-traded REITs. Thus, SSGT does not intend to continuously purchase assets and intends to have a limited life. The decision whether to engage in any liquidity event is in the sole discretion of the board of directors of SSGT. Due to the above factors and other unique features of publicly registered, non-traded REITs, the Investment Program Association, or the IPA, an industry trade group, has standardized a measure known as MFFO, which the IPA has recommended as a supplemental measure for publicly registered, non- traded REITs and which SSGT believes to be another appropriate supplemental measure to reflect the operating performance of a publicly registered, non-traded REIT having the characteristics described above. MFFO is not equivalent to SSGT’s net income (loss) as determined under GAAP, and MFFO may not be a useful measure of the impact of long-term operating performance on value if SSGT does not ultimately engage in a liquidity event. SSGT believes that, because MFFO excludes any acquisition fees and expenses that affect its operations only in periods in which properties are acquired and that SSGT considers more reflective of investing activities, as well as other non-operating items included in FFO, MFFO can provide, on a going-forward basis, an indication of the sustainability (that is, the capacity to continue to be maintained) of SSGT’s operating performance after the period in which it is acquiring properties and once its portfolio is in place. By providing MFFO, SSGT believes it is presenting useful information that assists investors and analysts to better assess the sustainability of its operating performance after its offering has been completed and its properties have been acquired. SSGT also believes that MFFO is a recognized measure of sustainable operating performance by the publicly registered, non- traded REIT industry. Further, SSGT believes MFFO is useful in comparing the sustainability of its operating performance after its offering and acquisitions are completed with the sustainability of the operating performance of other real estate companies that are not as involved in acquisition activities. Investors are cautioned that MFFO should only be used to assess the sustainability of SSGT’s operating performance after its offering has been completed and properties have been acquired, as it excludes any acquisition fees and expenses that have a negative effect on SSGT’s operating performance during the periods in which properties are acquired.

SSGT defines MFFO, a non-GAAP measure, consistent with the IPA’s Guideline 2010-01, Supplemental Performance Measure for Publicly Registered, Non-Listed REITs: Modified Funds From Operations (the “Practice Guideline”) issued by the IPA in November 2010. The Practice Guideline defines MFFO as FFO further adjusted for the following items included in the determination of GAAP net income (loss): acquisition fees and expenses; amounts relating to straight line rents and amortization of above or below intangible lease assets and liabilities; accretion of discounts and amortization of premiums on debt investments; non-recurring impairments of real estate related investments; mark-to-market adjustments included in net income; non-recurring gains or losses included in net income from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, adjustments relating to contingent purchase price obligations included in net income, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis. The accretion of discounts and amortization of premiums on debt investments, unrealized gains and losses on hedges, foreign exchange, derivatives or securities holdings, unrealized gains and losses resulting from consolidations, as well as other listed cash flow adjustments are adjustments made to net income (loss) in calculating cash flows from operations and, in some cases, reflect gains or losses which are unrealized and may not ultimately be realized.

SSGT’s MFFO calculation complies with the IPA’s Practice Guideline described above. In calculating MFFO, SSGT excludes acquisition related expenses. The other adjustments included in the IPA’s Practice Guideline are not applicable to SSGT for the periods presented. Acquisition fees and expenses are paid in cash by SSGT, and it has not set aside or put into escrow any specific amount of proceeds from its offering to be used to fund acquisition fees and expenses. SSGT does not intend to fund acquisition fees and expenses in the future from operating revenues and cash flows, nor from the sale of properties and subsequent re-deployment of capital and concurrent incurring of acquisition fees and expenses. Acquisition fees and expenses include payments to SSGT’s advisor and third parties. Certain acquisition related expenses under GAAP are considered operating expenses and as expenses included in the determination of net income (loss) and income (loss) from continuing operations, both of which are performance measures under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by SSGT, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property. In the future, if SSGT is not able to raise additional proceeds from its offering, this could result in SSGT paying acquisition fees or reimbursing acquisition expenses due to its advisor, or a portion thereof, with net proceeds from borrowed funds, operational earnings or cash flows, net proceeds from the sale of properties, or ancillary cash flows. As a result, the amount of proceeds available for investment and operations would be reduced, or SSGT may incur additional interest expense as a result of borrowed funds.

Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income (loss) in determining cash flows from operations. In addition, SSGT views fair value adjustments of derivatives and the amortization of fair value adjustments related to debt as items which are unrealized and may not ultimately be realized or as items which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.

SSGT uses MFFO and the adjustments used to calculate it in order to evaluate its performance against other publicly registered, non-traded REITs which intend to have limited lives with short and defined acquisition periods and targeted exit strategies shortly thereafter. As noted above, MFFO may not be a useful measure of the impact of long-term operating performance if SSGT does not continue to operate in this manner. SSGT believes that its use of MFFO and the adjustments used to calculate it allow it to present its performance in a manner that reflects certain characteristics that are unique to publicly registered, non-traded REITs, such as their limited life, limited and defined acquisition period and targeted exit strategy, and hence that the use of such measures may be useful to investors. For example, acquisition fees and expenses are intended to be funded from the proceeds of SSGT’s offering and other financing sources and not from operations. By excluding expensed acquisition fees and expenses, the use of MFFO provides information consistent with management’s analysis of the operating performance of the properties. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to SSGT’s current operating performance. By excluding such charges that may reflect anticipated and unrealized gains or losses, SSGT believes MFFO provides useful supplemental information.

Presentation of this information is intended to provide useful information to investors as they compare the operating performance of different REITs, although it should be noted that not all REITs calculate FFO and MFFO the same way, so comparisons with other REITs may not be meaningful. Furthermore, FFO and MFFO are not necessarily indicative of cash flow available to fund cash needs and should not be considered as an alternative to net income (loss) or income (loss) from continuing operations as an indication of SSGT’s performance, as an alternative to cash flows from operations, which is an indication of SSGT’s liquidity, or indicative of funds available to fund SSGT’s cash needs including its ability to make distributions to its stockholders. FFO and MFFO should be reviewed in conjunction with other measurements as an indication of SSGT’s performance. MFFO may be useful in assisting management and investors in assessing the sustainability of operating performance in future operating periods, and in particular, after the offering and acquisition stages are complete.

Neither the SEC, NAREIT, nor any other regulatory body has passed judgment on the acceptability of the adjustments that SSGT uses to calculate FFO or MFFO. In the future, the SEC, NAREIT or another regulatory body may decide to standardize the allowable adjustments across the publicly registered, non-traded REIT industry and SSGT would have to adjust its calculation and characterization of FFO or MFFO.

About Strategic Storage Growth Trust, Inc. (SSGT):

SSGT is a public non-traded REIT that focuses on the acquisition, development, redevelopment and lease-up of self storage properties. The SSGT portfolio currently consists of 27 operating self storage facilities located in 10 states comprising approximately 18,400 self storage units and approximately 2.0 million net rentable square feet of storage space. Additionally, SSGT owns one development property in the Greater Toronto Area which will be comprised of approximately 900 self storage units and 85,000 net rentable square feet of storage space once completed.

About SmartStop Asset Management, LLC (SmartStop):

SmartStop is a diversified real estate company focused on self storage, student housing and senior housing assets. The company has approximately $1.5 billion of real estate assets under management, including 118 self storage facilities located throughout the United States and Toronto, Canada, comprised of approximately 75,000 units and 8.6 million rentable square feet. SmartStop’s real estate portfolio also includes five student housing communities with approximately 2,800 beds and 1.1 million square feet of space, as well as three senior housing communities with approximately 350 beds and 250,000 rentable square feet of space. SmartStop is the sponsor of four public non-traded REITs: Strategic Storage Trust II, Inc., SSGT and Strategic Storage Trust IV, Inc., all focused on self storage assets, and Strategic Student & Senior Housing Trust, Inc., focused on student and senior housing assets. SmartStop is also a national sponsor of Section 1031 exchange offerings using the Delaware statutory trust structure. Additional information regarding SmartStop is available at www.SAM.com and more information regarding SmartStop® Self Storage in the United States and Canada is available at www.smartstopselfstorage.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the Company’s public filings with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.